SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Second Amendment”) dated as of June 30, 2014 (the “Effective Date”) is made by and between BFG INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (“Lender”), IEC SPV, LLC, a Delaware limited liability company (“Borrower”), INVESTMENT EVOLUTION GLOBAL CORPORATION, a Delaware corporation (“IEGC”), INVESTMENT EVOLUTION CORPORATION, a Delaware corporation (“IEC”), and PAUL J. MATHIESON, an individual (“Mathieson”, and with IEGC and IEC, each a “Guarantor” and collectively the “Guarantors”, and together with Borrower and Guarantors, each a “Loan Party” and collectively the “Loan Parties”).

RECITALS

A. Borrower and BFG Loan Holdings, LLC, a Florida limited liability company (“BLH”) entered into that certain Loan and Security Agreement dated June 11, 2012 (the “Loan and Security Agreement”) and subsequently entered into a First Amendment to Loan and Security Agreement dated November 12, 2013 (the “First Amendment”) amending the Loan and Security Agreement (the Loan and Security Agreement as amended by the First Amendment sand as it may be amended, supplemented or restated from time to time is referred to herein as the “Loan Agreement”) with respect to a line of credit from BLH to Borrower up to the original principal amount of $3,000,000.00 which, pursuant to the First Amendment, was increased to a principal amount of up to $10,000,000.00 (the “Loan”). All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

B. Pursuant to the Loan Agreement, (i) Borrower executed and delivered to BLH that certain Promissory Note dated June 11, 2012 in the original principal amount of $3,000,000.00 in favor of Lender (the “June 11, 2012 Note”) and an Amended and Restated Promissory Note dated November 12, 2013 in the original principal amount of $10,000,000.00 (the November 12, 2013 Note”) evidencing the Loan (the June 11, 2012 Note as amended and Restated by the November 12, 2013 Note and as it may be amended, supplemented or restated from time to time is referred to herein as the “Note”), and (ii) Borrower, IEGC, IEC and BLH entered into that certain Agreement dated June 11, 2012 (such agreement as it may be amended, supplemented or restated from time to time is herein referred to as the “Profit Sharing Agreement”) pursuant to which, among other things, Borrower agreed to pay to BLH a percentage of its Net Profit (as such term is defined therein), and each of Borrower, IEGC, and IEC granted BLH the right to participate in future equity or debt financings.

C. To further secure the Loan, among other things, (i) IEGC executed and delivered that certain Continuing and Unconditional Guaranty dated June 11, 2012 in favor of BLH guaranteeing all indebtedness of Borrower to BLH (such guaranty as it may be amended, supplemented or restated from time to time is referred to herein as the “IEGC Guaranty”), (ii) IEC executed and delivered that certain Continuing and Unconditional Guaranty dated June 11, 2012 in favor of BLH guaranteeing all indebtedness of Borrower to BLH (such guaranty as it may be amended, supplemented or restated from time to time is referred to herein as the “IEC Guaranty”), and (iii) Mathieson executed and delivered that certain Limited Guaranty dated June 11, 2012 in favor of BLH guaranteeing all indebtedness of Borrower to BLH subject to the restrictions contained therein (such guaranty as amended, supplemented or restated from time to time is referred to herein as the “Mathieson Guaranty”, and with the IEGC Guaranty and IEC Guaranty, each a “Guaranty” and collectively the “Guaranties”). The Loan Agreement, Note, Profit Sharing Agreement, Guaranties and any and all documents related thereto or executed in connection therewith are collectively referred to herein as the “Loan Documents”.

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D. BLH, pursuant to an assignment dated April 1, 2014, transferred all of its right, title and interest in, to and under the Loan Agreement and the other Loan Documents to Lender.

E. Borrower and Lender desire to amend the Loan Agreement in certain respects as set forth in this Second Amendment subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the execution and delivery of this Second Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Term Conversion Date. The definition of “Term Conversion Date” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Term Conversion Date” shall mean the date that the Borrower is deemed to have received notice from the Lender (as determined in accordance with Section 9.6 of this Agreement) of the Lender’s election to convert the line of credit to a term loan or, if a later date for conversion is specified in the notice, such later date.”

2. Availability Period. Section 2.2 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“2.2 Availability Period. Provided that no Event of Default shall exist or be continuing, during the Availability Period, and upon five (5) Business Days’ prior written notice to the Lender, proceeds may be disbursed by the Lender to the Borrower under the Note, repaid by the Borrower, and, upon five (5) Business Days’ prior written notice to the Lender, re-borrowed by the Borrower under the Note until the Term Conversion Date; provided, however, that the Borrower shall not be entitled to borrow under the Note, and the Lender shall not be obligated to advance funds to the Borrower, (a) more than one (1) time per thirty (30) day period and unless the Borrower has delivered a Compliance Certificate to the Lender within five (5) days prior to such advance and (b) unless the Lender, in its sole and absolute discretion, approves such advance of funds to the Borrower. All advances under this Agreement shall be a minimum amount of Twenty Five Thousand and No/100 Dollars ($25,000.00) and not more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to borrow under the Note, and the Lender shall not be obligated to advance funds to the Borrower, on or after the Term Conversion Date.”

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3. Conversion to Term Loan. Section 2.3 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“2.3 Conversion to Term Loan. Unless this Agreement shall be terminated sooner as provided herein, the line of credit shall automatically convert to a term loan on the Term Conversion Date. After such conversion, all of the provisions of this Agreement applicable to the Loan immediately prior to such conversion shall continue to apply including (i) the provisions terminating the Availability Period on the Term Conversion Date provided in Section 2.2 and the definition of Availability Period in Section 1.1 of this Agreement and (ii) the payment provision provided for in Section 2.5(b) of this Agreement.”

4. Amendment of Section 2.5(b). Section 2.5(b) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(b) Commencing on the Term Conversion Date and continuing on the same day of each and every calendar month thereafter through and including the month in which the Maturity Date occurs, payments of one hundred percent (100%) of the Consumer Loan Proceeds shall be applied to accrued and unpaid interest and the outstanding principal balance of the Loan.”

5. Consent to Assignment. By execution and delivery of this Second Amendment, all of the undersigned parties (a) acknowledge and consent to the assignment effective as of April 1, 2014 by BLH to Lender of all of BLH’s right, title and interest in, to and under the Loan Agreement and the other Loan Documents and (b) agree that, effective as of April 1, 2014, Lender shall be treated for all purposes of the Loan Documents as the lender under the Loan Documents with all the rights and powers that BLH had immediately prior to such assignment.

6. Representation and Warranties. Each of the Loan Parties represents and warrants to Lender that:

6.1 Loan Documents. Except to the extent previously disclosed to Lender or BLH in writing, all representations and warranties made and given by the Loan Parties in the respective Loan Documents are true, complete, accurate, and correct, as if given on the Effective Date.

6.2 No Defaults. There is no event which is, or with notice or lapse of time or both would be, a default under the Loan Documents except for those events, if any, that have been disclosed in writing to Lender or BLH or waived in writing by Lender or BLH.

6.3 No Claims or Defenses. None of the Loan Parties have any claims, offsets, counterclaims, or defenses with respect to: (i) the payment of the Loan; (ii) the payment of any other sums due under the respective Loan Documents; (iii) the performance of such party’s obligations under the respective Loan Documents; or (iv) any liability under any of the Loan Documents.

6.4 No Duress. This Second Amendment has been entered into without force or duress, of the free will of each of the Loan Parties. Each Loan Party’s decision to enter into this Second Amendment is a fully informed decision and the same is aware of all legal and other ramifications of such decision.

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6.5 No Novation. This Second Amendment is not intended by the parties to be a novation of the respective Loan Documents and, except as expressly modified herein, all terms, conditions, rights, and obligations as set out in the respective Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.

6.6 Due Authorization. Each of the Loan Parties, if an entity, has the requisite corporate power and authority to execute and deliver this Second Amendment, and to perform its obligations hereunder and under the respective Loan Documents to which it is a party. The execution, delivery and performance by each of the Loan Parties of this Second Amendment, if an entity, has been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions. The individuals signing this Second Amendment on behalf of such Loan Parties are duly authorized to enter into this Second Amendment.

7. Conditions to Effectiveness. This Second Amendment shall become effective as of the Effective Date upon the occurrence of the following conditions:

7.1 Executed Second Amendment. Lender shall have received executed counterpart originals of this Second Amendment from each of the Loan Parties and originals or certified or other copies of such other documents as Lender may request, in its sole discretion, to consummate the transactions contemplated hereby.

7.2 Compliance with Loan Documents. Each Loan Party shall be in compliance with all other terms and conditions of the Loan Documents.

7.3 Evidence of Authorization. Lender shall have received evidence that the execution, delivery and performance by each Loan Party of this Second Amendment and any instrument or agreement required under this Second Amendment have been duly authorized.

8. No Waiver. This Second Amendment shall not act as or constitute a waiver of any of Lender’s rights or remedies with regard to any defaults that may exist now or may occur in the future under the Loan Agreement, Note or any other Loan Document.

9. Continuing Obligations. Borrower hereby agrees and acknowledges that: (i) nothing herein invalidates or shall impair or release any covenants, conditions, agreements or stipulations in the Loan Agreement or any other Loan Document, except as such is modified by this Second Amendment, and the same shall continue in full force and effect; (ii) nothing herein affects, invalidates, impairs or releases Borrower from its obligations to repay any indebtedness to Lender; and (iii) nothing herein shall be deemed a waiver by Lender of any rights it may have against any party with respect to any of the Loan Documents.

10. Confirmation of Collateral; Further Assurances. Borrower hereby (a) confirms to Lender all security interests and liens heretofore granted by it to Lender securing the obligations of Borrower to Lender arising out of the Loan Documents; (b) acknowledges and agrees that all such obligations shall continue to be secured by any and all such security interests and liens; and (c) agrees to execute and deliver to Lender any and all agreements and other documentation and to take any and all actions reasonably requested by Lender at any time to assure the perfection, protection, priority, and enforcement of Lender’s rights under the Loan Documents, including this Second Amendment, with respect to all such security interests and liens, at Borrower’s sole cost and expense.

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11. Borrower’s Reaffirmation. Except as modified hereby, Borrower acknowledges and agrees that all of the terms, covenants, and conditions of the Loan Agreement and all other Loan Documents are ratified, reaffirmed, and confirmed and shall continue in full force and effect. All security instruments executed by Borrower or any other Loan Party shall continue to secure the Loan. Should any term or provision of the Loan Agreement or Note conflict with the terms or provisions contained in this Second Amendment, the terms and provisions of this Second Amendment shall be controlling. This Second Amendment is not intended to be, nor shall it be construed to be, a novation or an accord and satisfaction of any obligation or liability of Borrower to Lender.

12. Guarantors’ Reaffirmation. Each Guarantor hereby (a) acknowledges and consents to the execution, delivery, and performance by Borrower of this Second Amendment; (b) warrants and covenants to Lender that, except to the extent previously disclosed to Lender or BLH in writing, all representations and warranties previously made by Guarantor to Lender are true, complete, and accurate as of the date of this Second Amendment; and (c) reaffirms and agrees that the Guaranty to which such Guarantor is party and all other documents and agreements executed and delivered by either such Guarantor or Borrower to Lender in connection with any indebtedness of Borrower or Guarantor to Lender, including, without limitation, the Loan Agreement, Note, Profit Sharing Agreement, any other Loan Document, and any other document securing the Loan, are all in full force and effect, without defense, offset, or counterclaim, or alternatively, that any such right of defense, offset or counterclaim is hereby expressly waived.

13. Lender Release. As a material part of the consideration for Lender entering into this Agreement, each of the Loan Parties, for himself, herself or itself and all of his, her or its respective heirs, personal representatives, agents, employees, officers, directors, shareholders, successors and assigns (the “Releasors”), hereby remises, releases and forever discharges Lender and BLH and their respective past and present agents, general agents, members, brokers, representatives, heirs, successors, affiliates, subsidiaries, parents, predecessors, assigns, officers, stockholders, directors, principals, attorneys, employees, partners, independent contractors, consultants, experts, administrators, insurers, reinsurers, and indemnitors (collectively, the “Affiliates”) of and from any and all, and all manner of, action and actions, cause and causes of action, suits, debts, breaches of duty, other breaches, notes, dues, sums of money, accounts, reckonings, undertakings, bonds, bills, specialties, covenants, contracts, controversies, agreements, guarantees, indemnifications, promises, liens, variances, trespasses, damages, judgments, taxes, interest, penalties, assessments, extents, executions, expenses, claims, demands and liabilities whatsoever of every kind and nature, whether known or unknown, direct or consequential, foreseen or unforeseen, matured or unmatured, developed or undeveloped, discoverable or undiscoverable, whether or not well-founded in fact or in law, and whether in law or equity or otherwise, which any of the Releasors ever had or now have against any or all of Lender, BLH or their respective Affiliates.

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14. Charges. Each of the Loan Parties further acknowledges and agrees that all interest or other fees or charges which have been imposed, accrued or collected by Lender or BLH (including all of their respective predecessors) under the Loan Documents or in connection with the Loan through the date of this Second Amendment, and the method of computing the same, were and are proper and agreed to, and were properly computed and collected.

15. Severability; Waivers. If any part of this Second Amendment is not enforceable, the rest of this Second Amendment may be enforced. Lender retains all rights, even if it makes an advance after default. Any consent or waiver under this Second Amendment must be in writing.

16. Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Second Amendment.

17. Counterparts. This Second Amendment may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of this Second amendment (or of any agreement or document required by this Second Amendment and any amendment to this Second Amendment) by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Second Amendment; provided, however, that the telecopy or other electronic image shall be promptly followed by an original if required by Lender.

18. FINAL AGREEMENT. THIS WRITTEN SECOND AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the undersigned parties have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

IEC SPV, LLC		INVESTMENT EVOLUTION CORPORATION

By:	/s/ Paul J. Mathieson	By:	/s/ Paul J. Mathieson
Name:	Paul J. Mathieson	Name:	Paul J. Mathieson
Its:	Managing Member	Its:	President

BFG INVESTMENT HOLDINGS, LLC		INVESTMENT EVOLUTION GLOBAL CORPORATION

By:		By:	/s/ Paul J. Mathieson
Name:	John Fernando	Name:	Paul J. Mathieson
Its:	President	Its:	President

Acknowledged:			/s/ Paul J. Mathieson
Paul J. Mathieson, Guarantor
BFG LOAN HOLDINGS, LLC

By:
Name:	John Fernando
Its:	President

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